Exhibit 23.1
Consent of MEYLER & COMPANY, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated August 4, 2008 of ULTITEK, LTD., of our report dated April 11, 2008, relating to the consolidated financial statements of ULTITEK, LTD. for the years ended December 31, 2007 and 2006.

/s/ Meyler & Company, LLC

Middletown, New Jersey
August 4, 2008